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                                                                   Exhibit 10.18

                               DAVOX CORPORATION

            SENIOR VICE PRESIDENT FINANCE & CHIEF FINANCIAL OFFICER

                  SEVERANCE AGREEMENT - EFFECTIVE MAY 4, 1999


DAVOX Corporation ("DAVOX") will provide to you the following terms and condition of salary and benefits continuation;

(1.) DAVOX shall provide a continuation of your base salary and medical benefits at DAVOX's cost, as may be in effect at the time of a qualifying terminations as set forth in subclause 2 commencing upon the date of termination, for a period of twelve (12) months or until such time as you assume new employment, whichever comes first.

(2.) DAVOX shall provide continuation of salary and benefits as set forth in subclause (1) in the event your employment is terminated for reasons other than for cause.

Following the effective date of termination, as set forth in writing and furnished to you by DAVOX, your employment with DAVOX shall cease and you shall not hold yourself as an employee, agent or representative of DAVOX.

Continuation of salary and benefits shall further be subject to your compliance with any then existing company policies and such other terms as may be in effect between you and DAVOX pertaining to the disclosure of confidential or proprietary information.

This agreement shall supercede any previous or written agreements pertaining to severance.

DAVOX has final authority to determine all questions of eligibility to receive benefits under this arrangement and to interpret and construe the terms of this arrangement.

       Approvals:




       /s/ Alphonse M. Lucchese                                          6/8/99
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       Chairman & Chief Executive Officer                                Date



       /s/ John J. Connolly                                               6/8/99
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       Senior Vice President Finance & Chief Financial Officer            Date